Exhibit 99.1

Checkmate Pharmaceuticals Announces Clinical Supply Agreement with Regeneron to Evaluate Vidutolimod (CMP-001) in Combination with Libtayo® (cemiplimab)

May 10, 2021

CAMBRIDGE, Mass., May 10, 2021 (GLOBE NEWSWIRE) — Checkmate Pharmaceuticals, Inc. (NASDAQ: CMPI) (“Checkmate”), a clinical stage biopharmaceutical company focused on developing its proprietary technology to harness the power of the immune system to combat cancer, today announced the development program expansion of vidutolimod (CMP-001) into non-melanoma skin cancers in combination with Libtayo® (cemiplimab) under a clinical supply agreement with Regeneron Pharmaceuticals, Inc. (“Regeneron”). Vidutolimod is an advanced generation Toll-like receptor 9 (TLR9) agonist, delivered as a biologic virus-like particle utilizing a CpG-A oligodeoxynucleotide as a key component. Cemiplimab is a PD-1 blocking antibody being jointly developed by Regeneron and Sanofi.

Checkmate and Regeneron will collaborate on a multi-indication, Phase 2, proof-of-concept clinical trial of vidutolimod in combination with cemiplimab in the following patient cohorts: (a) PD-1 treatment-naïve subjects with cutaneous squamous cell carcinoma (CSCC), (b) subjects with cutaneous squamous cell carcinoma (CSCC) that is refractory to PD-1 blockade, and (c) subjects with Merkel cell carcinoma (MCC) that is refractory to PD-1 blockade. Checkmate will be the sponsor of the clinical trial, and Regeneron will supply cemiplimab.

“We’re pleased to collaborate with Regeneron as we expand evaluation of vidutolimod as a potent stimulator of innate immune activity to patients with life-threatening non-melanoma skin cancers such as CSCC and MCC,” said Barry Labinger, President and Chief Executive Officer of Checkmate. “We look forward to advancing vidutolimod in combination with Libtayo to further unlock the capabilities and impact of immuno-oncology therapeutics.”

About Checkmate Pharmaceuticals

Checkmate Pharmaceuticals is a clinical stage biotechnology company focused on developing its proprietary technology to harness the power of the immune system to combat cancer. Checkmate Pharmaceuticals’ product candidate, vidutolimod (CMP-001), is an advanced generation Toll-like receptor 9 (TLR9) agonist, delivered as a biologic virus-like particle utilizing a CpG-A oligodeoxynucleotide as a key component, designed to trigger the body’s innate immune system to attack tumors in combination with other therapies. Information regarding Checkmate Pharmaceuticals is available at www.checkmatepharma.com.

Availability of Other Information About Checkmate Pharmaceuticals

Investors and others should note that we communicate with our investors and the public using our website (www.checkmatepharma.com), our investor relations website (ir.checkmatepharma.com), and on social media (Twitter and LinkedIn), including but not limited to: investor presentations and investor fact sheets, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Checkmate Pharmaceuticals posts on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in us to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include additional social media channels. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward Looking Statements

Various statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including. Words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. These statements include those regarding vidutolimod (CMP-001), including its development and therapeutic potential and the advancement of our clinical and preclinical pipeline; expectations regarding the results and analysis of data; and expectations regarding the timing, initiation, implementation and success of its planned and ongoing clinical trials for vidutolimod and the benefits and related implications of current and future partnerships and/or collaborations; and expectations regarding the Company’s use of capital, expenses and other financial results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. These forward-looking statements are subject to risks and uncertainties, including those related to the development of our product candidate, including any delays in our ongoing or planned preclinical or clinical trials, the results from clinical trials, including the fact that positive results from a trial may not necessarily be predictive of the results of future or ongoing clinical trials, the impact of the ongoing COVID-19 pandemic on our business, operations, clinical supply and plans, the risks inherent in the drug development process, the risks regarding the accuracy of our estimates of expenses and timing of development, our capital requirements and the need for additional financing, and obtaining, maintaining and protecting our intellectual property. These and additional risks are discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ending December 31, 2020, as filed with the Securities and Exchange Commission which are available on the Securities and Exchange Commission’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Checkmate undertakes no duty to update this information unless required by law.

Investor Contact

Rob Dolski

Chief Financial Officer

rdolski@checkmatepharma.com

Media Contact

Karen Sharma MacDougall 781-235-3060

ksharma@macbiocom.com